Filed pursuant to Rule 424(b)(7)
Registration No. 333-235934

PROSPECTUS SUPPLEMENT

To prospectus dated January 23, 2020

CONTANGO OIL & GAS COMPANY

Offering of

39,648,120 shares of common stock

This prospectus supplement updates, amends and supplements the selling stockholders table and related footnotes contained in the prospectus dated January 23, 2020 (the “Prospectus”), which Prospectus forms a part of the Registration Statement on Form S-3 (File No. 333-235934) of Contango Oil & Gas Company (“Contango”, the “Company”, “we”, “our” or “us”), relating to the offering by the selling stockholders named in this prospectus supplement of up to 39,648,120 shares of our common stock, par value $0.04 per share (the “common stock”), which were issued to the selling stockholders pursuant to a private placement. All of these shares of common stock are being sold by the selling stockholders named in this prospectus, or their respective transferees, pledgees, donees or successors-in-interest.

This prospectus supplement is not complete without, and may not be utilized except in connection with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement is qualified by reference to the Prospectus, except to the extent that the information provided by this prospectus supplement supersedes information contained in the Prospectus.

You should read this prospectus supplement together with the Prospectus. See the section entitled “Risk Factors” beginning on page 4 of the Prospectus and any similar section contained in any applicable prospectus supplement to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the Prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is July 1, 2020

ABOUT THIS PROSPECTUS

This prospectus supplement is being filed to amend and supplement the information that appears under the caption “Selling Stockholders” in the Prospectus as a result of certain transfers of securities. The quantity and type of securities covered by the Prospectus has not changed. Capitalized terms that are not defined in this prospectus supplement are defined in the Prospectus.

i

SELLING STOCKHOLDERS

This prospectus supplement and the Prospectus relate to 39,648,120 shares of our common stock, which were issued (i) upon conversion of 789,474 shares of the Company’s Series A Contingent Convertible Preferred Stock, par value $0.04 per share (the “Series A Preferred Stock”), which was issued in a private placement that closed on September 17, 2019, (ii) upon conversion of 1,102,838 shares of the Company’s Series B Contingent Convertible Preferred Stock, par value $0.04 per share (the “Series B Preferred Stock”), which was issued in a private placement that closed on November 1, 2019, (iii) in the Company’s private placement of 19,000,000 shares of common stock that closed on December 23, 2019; and (iv) in connection with the entry by the Company of a Joint Development Agreement, dated December 19, 2019, with Juneau Oil & Gas, LLC, pursuant to which the Company issued 1,725,000 shares of common stock to Juneau Oil & Gas, LLC. The 789,474 shares of Series A Preferred Stock and 1,102,838 shares of Series B Preferred Stock automatically converted to 7,894,740 and 11,028,380 shares of common stock, respectively, following the increase in the Company’s authorized shares of common stock from 100,000,000 shares to 200,000,000 shares on December 12, 2019.

The information contained in the table below in respect of the selling stockholders (including the number of shares of common stock beneficially owned and the number of shares of common stock offered) is based on information supplied to us by the selling stockholders. We have not sought to verify such information. Additionally, some or all of the selling stockholders may have sold or transferred some or all of the securities listed below in exempt or non-exempt transactions since the date on which the information was provided to us. We may supplement the prospectus from time to time in the future to update or change this list of selling stockholders and the number of shares of common stock that may be offered and sold by them. The registration for resale of the shares of common stock does not necessarily mean that the selling stockholders will sell all or any of these shares. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, shares of common stock in transactions exempt from the registration requirements of the Securities Act, after the date on which they provided the information set forth in the table below.

The information set forth in the following table regarding the beneficial ownership after resale of the shares of common stock is based upon the assumption that the selling stockholders will sell all of the shares of common stock beneficially owned by them that are covered by this prospectus supplement. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of common stock and the right to acquire such voting or investment power within 60 days through the exercise of any option, warrant or other right. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to the shares of common stock beneficially owned by them. Except as described in the footnotes to the following table, none of the persons named in the table has held any position or office or had any other material relationship with us or our affiliates during the three years prior to the date of this prospectus supplement. The inclusion of any shares of common stock in this table does not constitute an admission of beneficial ownership for the person named below.

As of June 29, 2020, there were 131,752,061 shares of our common stock issued and outstanding.

Name of selling stockholder	Shares of Common Stock beneficially owned prior to the offering		Shares of Common Stock to be offered	Shares of Common Stock beneficially owned after the offering
	Number	Percentage		Number	Percentage
John C. Goff (1)(2)	35,196,160	26.714%	11,435,620	23,670,540	17.966%
Brookline SPV LLC (3)	2,000,000	1.518%	2,000,000	—	—
Global Undervalued Securities Master Fund, L.P. (4)	2,945,652	2.236%	1,500,000	1,445,652	1.097%
BAMCAP Partners II LP (5)	3,400,000	2.581%	1,000,000	2,400,000	1.822%
MJMP Family LP (6)	1,225,000	*	1,225,000	—	—
Schnitzer Interests, Ltd. (7)	1,800,000	1.366%	1,800,000	—	—
Jonathan Schnitzer	30,000	*	30,000	—	—

Name of selling stockholder	Shares of Common Stock beneficially owned prior to the offering		Shares of Common Stock to be offered	Shares of Common Stock beneficially owned after the offering
	Number	Percentage		Number	Percentage
J. Luther King, Jr. (8)	5,590,594	4.243%	1,000,000	5,550,594	4.213%
CVI Investments, Inc. (9)	700,000	*	700,000	—	—
2008 Kennedy Family Trust (10)	3,755,107	2.850%	600,000	3,155,107	2.395%
DWS Investment Management Americas, Inc. (11)	5,031,711	3.819%	800,000	4,231,711	3.212%
Red Oak Associates LP (12)	1,600,000	1.214%	700,000	900,000		*
CG Partners, LLC (13)	290,000	*	290,000	—	—
Darren Blanton	250,000	*	250,000	—	—
D.R. Stephens Separate Property Trust (14)	450,000	*	325,000	125,000		*
Michael Lindley	1,775,000	1.347%	425,000	1,350,000	1.025%
Cody Donnan	175,000	*	175,000	—	—
Hudson Bay Master Fund Ltd (15)	200,000	*	200,000	—	—
David Wesson	1,444,100	1.096%	250,000	1,194,100		*
John Hunter Kearney	150,000	*	150,000	—	—
Richard Perry	295,000	*	165,000	130,000		*
Greg Buchholz	405,000	*	105,000	300,000		*
Gregg M. Anigian (16)	345,000	*	245,000	100,000		*
Robert J. Raymond	180,000	*	180,000	—	—
Fertitta, Jason	100,000	*	100,000	—	—
Honari Partners (17)	75,000	*	75,000	—	—
Stephen Baker Kearney	75,000	*	75,000	—	—
Louis B. Cushman	50,000	*	50,000	—	—
ACB Holdings LP (18)	20,000	*	20,000	—	—
Jack E. Jensen and Allison J. Jensen (19)	65,000	*	65,000	—	—
Jack Jensen 2012 Dynasty Trust FBO Justin Jensen (20)	20,000	*	20,000	—	—
Jack Jensen 2012 Dynasty Trust FBO Kristin Jensen (21)	20,000	*	20,000	—	—
Sean M. Maher	7,500	*	7,500	—	—
Alexandra Nakfoor	25,000	*	25,000	—	—
Alexandra and James M. Nakfoor (22)	600,000	*	100,000	500,000		*
James M. Nakfoor	150,000	*	100,000	50,000		*
Donna Peak	245,338	*	80,000	165,338		*
Kenneth R. Peak Marital Trust (23)	222,900	*	80,000	142,900		*
Janis G. Priest	320,000	*	95,000	225,000		*
Skyline Capital Fund LP (24)	305,000	*	300,000	5,000		*
Michael Starcher	40,000	*	40,000	—	—
James E. Thorp	280,000	*	80,000	200,000		*
Tonga Partners, LP (25)	300,592	*	300,592	—	—
Tristan Partners, LP (25)	389,285	*	389,285	—	—

Name of selling stockholder	Shares of Common Stock beneficially owned prior to the offering		Shares of Common Stock to be offered	Shares of Common Stock beneficially owned after the offering
	Number	Percentage		Number	Percentage
Tristan Offshore Fund, Ltd. (25)	190,842	*	190,842	—	—
Cuttyhunk Master Portfolio (25)	69,281	*	69,281	—	—
T. Rowe Price New Era Fund, Inc. (26)	3,005,227	2.281%	3,005,227	—	—
T. Rowe Price Real Assets Fund, Inc. (26)	780,917	*	780,917	—	—
T. Rowe Price Real Assets Trust I (26)	448,637	*	448,637	—	—
Advanced Series Trust - AST T. Rowe Price Natural Resources Portfolio (26)	348,301	*	348,301	—	—
Shriners Hospital for Children (26)	122,865	*	122,865	—	—
T. Rowe Price Small-Cap Value Fund, Inc. (26)	4,116,371	3.124%	4,116,371	—	—
T. Rowe Price U.S. Small- Cap Value Equity Trust (26)	1,053,757	*	1,053,757	—	—
T. Rowe Price U.S. Equities Trust (26)	83,489	*	81,099	2,390		*
MassMutual Select Funds - MassMutual Select T. Rowe Price Small and Mid Cap Blend Fund (26)	42,826	*	42,826	—	—
William Ward and Pamela Wilmore Sengelmann (27)	40,000	*	20,000	20,000		*
George M. Young Jr.	1,070,000	*	70,000	1,000,000		*
Juneau Oil & Gas, LLC (28)	1,525,000	1.158%	1,525,000	—	—
Orrion Holdings, Inc. (29)	200,000	*	200,000	—	—

*	Represents less than 1%.
(1)	The selling stockholders are entities affiliated with John C. Goff, current Chairman of the board of directors of the Company.
(2)

The following information is based on information provided by the selling stockholder as of June 9, 2020. Includes 11,666,008 shares of common stock held by John C. Goff 2010 Family Trust (the “Goff Family Trust”), 10,144,020 shares of common stock held by Goff MCF Partners, LP (“Goff MCF”), 8,632,710 shares of common stock held by JCG 2016 Holdings, LP (“Holdings”), 3,571,786 shares of common stock held by John C. Goff through his SEP IRA, 3,012,664 shares of common stock held by Goff Family Investments, LP (“Goff Investments”), 372,890 shares of common stock held by Kulik Partners, LP (“Kulik”) and 16,082 shares of common stock held by John C. Goff as compensation for his services as a director of the Company. As general partner of Goff Investments, Goff Capital, Inc. (“Goff Capital”) may be deemed to have the power or shared power to vote or direct the vote of and the power or shared power to dispose or direct the disposition of the 3,012,664 shares of common stock directly held by Goff Investments. As managing member of GFS Contango GP, LLC, GFS Management, LLC (“GFS Management”) may be deemed to have the shared power to vote or direct the vote of and the shared power to dispose or direct the disposition of the 10,144,020 shares of common stock directly held by Goff MCF. As managing member of GFS Management, GFS may be deemed to have the shared power to vote or direct the vote of and the shared power to dispose or direct the disposition of the 10,144,020 shares of common stock directly held by Goff MCF. As controlling equity holder of GFS, GFT may be deemed to have the shared power to vote or direct the vote of and the shared power to dispose or direct the disposition of the 10,144,020 shares of common stock held by Goff MCF. As general partner of Kulik, Kulik GP, LLC (“Kulik GP”) may be deemed to have the shared power to vote or direct the vote of and the shared power to dispose or direct the disposition of the 372,890 shares of common stock held by Kulik. As general partner of Holdings, JCG 2016 Management, LLC (“Holdings GP”) may be deemed to have the shared power to vote or direct the vote of and the shared power to dispose or direct the disposition of the 8,632,710 shares of common stock held by Holdings. As managing member of GFT and controlling equity holder of Goff Capital and Holdings GP, Goff Family Trust may be deemed to have the shared power to vote or direct the vote of and the shared power to dispose or direct the disposition of the 33,455,402 shares of common stock directly held by Goff

MCF, Holdings, Goff Investments and Goff Family Trust. As Chief Executive Officer of Goff Capital, the manager of Kulik GP and as sole trustee of Goff Family Trust, John C. Goff may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the 37,461,160 shares of common stock directly held by Goff MCF, Holdings, Kulik, Goff Family Trust, Goff Investments and indirectly through a SEP IRA, of which Mr. Goff is the beneficiary.
(3)

The following information is based on information provided by the selling stockholder as of January 15, 2020. Madding King, III is the sole member of Brookline SPV Manager LLC, the manager of Brookline SPV, LLC, and has sole voting and investment power over the shares held by Brookline SPV, LLC.

(4)

The following information is based on information provided by the selling stockholder as of January 15, 2020. John Kleinheinz is the principal of Kleinheinz Capital Partners, Inc., which acts as the investment advisor to Global Undervalued Securities Master Fund, L.P., and has sole voting and investment power with respect to the shares held by Global Undervalued Securities Master Fund L.P.

(5)

The following information is based on information provided by the selling stockholder as of January 15, 2020. Barnes Asset Management LLC is the manager of BAMCAP Partners II GP, the general partner of BAMCAP Partners II LP. H. Doug Barnes, H. Doug Barnes Jr. and Steven Cramer have shared voting and investment power with respect to the shares held by Barnes Asset Management LLC.

(6)

The following information is based on information provided by the selling stockholder as of January 15, 2020. Michael E. Potter is the President of MJMP Inc., the general partner for MJMP Family, LP, and has sole voting and investment power with respect to the shares held by MJMP Family, LP.

(7)

The following information is based on information provided by the selling stockholder as of January 15, 2020. Douglas W. Schnitzer is the President of KDGP LLC, the general partner of Schnitzer Interests, Ltd., and has sole voting and investment power with respect to the shares held by Schnitzer Interests, Ltd.

(8)

The following information is based on information provided by the selling stockholder as of January 15, 2020. Includes 5,275,894 shares of Common Stock held by LKCM Investment Partnership, L.P. (“LIP”), which has sole voting power over such shares, 211,000 shares of Common Stock held by LKCM Investment Partnership II, L.P. (“LIP II”), which has sole voting power over such shares, and 103,700 shares of Common Stock held by J. Luther King, Jr. LKCM Investment Partnership GP, LLC (“LIP GP”) is the general partner of LIP and LIP II. Luther King Capital Management Corporation (“LKCM”) serves as the investment manager for LIP and LIP II. J. Luther King, Jr. is a controlling shareholder of LKCM and the controlling member of LIP GP. LKCM has sole voting power over 5,486,894 shares and J. Luther King, Jr. has sole voting power over 5,590,594 shares. Each of the foregoing persons and entities disclaims beneficial ownership of the shares except to the extent of his or its pecuniary interest therein. 960,000 shares and 40,000 shares offered hereby are held by LIP and LIP2, respectively.

(9)

The following information is based on information provided by the selling stockholder as of January 15, 2020. Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc, may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any beneficial ownership of the shares.

(10)

The following information is based on information provided by the selling stockholder as of January 15, 2020. Katherine Kennedy Reinemund, as the investment agent, and Ann Kennedy, as the trustee, of the 2008 Kennedy Family Trust, have shared voting and investment power with respect to the shares held by the 2008 Kennedy Family Trust.

(11)

The following information is based on information provided by the selling stockholder as of January 15, 2020. DWS Investment Management Americas, Inc. is the managing member of the DWS Small Cap Core Fund, which holds 500,000 shares offered hereby, and DWS Small Cap Growth Fund, which holds 300,000 shares offered hereby, and has sole voting and investment power over the shares.

(12)

The following information is based on information provided by the selling stockholder as of January 15, 2020. Mr. I. Jon Brumley is the sole shareholder of the general partner of Red Oak Associates, L.P. and has sole voting and investment power with respect to the shares held by Red Oak Associates, L.P.

(13)

The following information is based on information provided by the selling stockholder as of January 15, 2020. William D. Griffin and Sands S. Chipman are the managers of CG Partners, LLC and have shared voting and investment power with respect to the shares held by CG Partners, LLC.

(14)

The following information is based on information provided by the selling stockholder as of January 15, 2020. Donald R. Stephens is the trustee of D.R. Stephens Separate Property Trust and has sole voting and investment power with respect to the shares held by D.R. Stephens Separate Property Trust.

(15)

The following information is based on information provided by the selling stockholder as of January 15, 2020. Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities.

(16)

The following information is based on information provided by the selling stockholder as of January 15, 2020. Includes 200,000 shares held by Gregg M. Anigian, which 100,000 of such shares are offered hereby, 100,000 shares held by Gregg M Anigian, MD 401K Profit Sharing, of which Mr. Anigian is the president, and which are offered hereby, and 45,000 shares held by Mr. Anigian and DeeAnn Anigian, which are offered hereby. Mr. Anigian has sole investment and voting power over 300,000 shares and Mr. Anigian and Ms. Anigian have shared investment and voting power over 45,000 shares.

(17)

The following information is based on information provided by the selling stockholder as of January 15, 2020. Sharam Honari is the manager of Honari Partners and has sole voting and investment power with respect to the shares held by Honari Partners.

(18)

The following information is based on information provided by the selling stockholder as of January 15, 2020. Adam Blume and Marvin E. Blume, as members of ACB Holdings Management, LLC, the managing entity of ABC Holdings LP., have shared voting and investment power with respect to the shares held by ABC Holdings LP.

(19)

The following information is based on information provided by the selling stockholder as of January 15, 2020. Jack E. Jensen and Allison J. Jensen have shared voting and investment power over the shares offered hereby.

(20)

The following information is based on information provided by the selling stockholder as of January 15, 2020. Justin Jensen is the trustee of the Jack Jensen 2012 Dynasty Trust FBO Justin Jensen and has sole voting and investment power over the shares.

(21)

The following information is based on information provided by the selling stockholder as of January 15, 2020. Kristin Jensen Kominsky is the trustee of the Jack Jensen 2012 Dynasty Trust FBO Kristin Jensen and has sole voting and investment power over the shares.

(22)	The following information is based on information provided by the selling stockholder as of January 15, 2020. Alexandra and James M. Nakfoor have shared voting and investment power over the shares.
(23)

The following information is based on information provided by the selling stockholder as of January 15, 2020. Donna Peak is the trustee of the Kenneth R. Peak Marital Trust and has sole voting and investment power over the shares.

(24)

The following information is based on information provided by the selling stockholder as of January 15, 2020. Christopher Lyle is the managing partner of Skyline Capital Management LLC, the general partner of Skyline Capital Fund LP, and has sole investment and voting power with respect to the shares held by Skyline Capital Management LLC.

(25)

The following information is based on information provided by the selling stockholder as of January 15, 2020. J. Carlo Cannell is the sole managing member of Cannell Capital LLC, an investment sub-adviser for the Cuttyhunk Master Portfolio and investment advisor to Tonga Partners, L.P., Tristan Partners, L.P. and Tristan Offshore Fund, Ltd., and has sole voting and investment power with respect to the shares offered hereby.

(26)

The following information is based on information provided by the selling stockholder as of January 15, 2020. T. Rowe Price Associates, Inc. (“TRPA”) serves as investment adviser or subadviser, as applicable, with power to direct investments and/or sole power to vote the securities owned by the selling stockholder, as well as securities owned by certain other individual and institutional investors. TRPA may be deemed to be the beneficial owner of all of the shares held by the selling stockholder; however, TRPA expressly disclaims that it is, in fact, the beneficial owner of such securities. TRPA is the wholly-owned subsidiary of T. Rowe Price Group, Inc., which is a publicly-traded financial services holding company. T. Rowe Price Investment Services, Inc. (“TRPIS”), a registered broker-dealer (and FINRA member), is a subsidiary of T. Rowe Price Associates, Inc. TRPIS was formed primarily for the limited purpose of acting as the principal underwriter and distributor of shares of the funds in the T. Rowe Price fund family. TRPIS does not engage in underwriting or market-making activities involving individual securities.
(27)	The following information is based on information provided by the selling stockholder as of January 15, 2020. William Ward and Pamela Wilmore Sengelmann have shared voting and investment power.
(28)	The following information is based on information provided by the selling stockholder as of January 15, 2020. John Bradley Juneau has sole voting and investment power over the shares.
(29)

The following information is based on information provided by the selling stockholder as of June 3, 2020. Jose Xavier, the Vice President and Treasurer of Orrion Holdings, Inc., has sole voting and investment power over the shares.

For additional information regarding material relationships with selling stockholders, see any applicable prospectus supplement, our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (other than, in each case, information furnished rather than filed), which are incorporated herein by reference.

PROSPECTUS

CONTANGO OIL & GAS COMPANY

39,648,120 shares of common stock

The selling stockholders named in this prospectus (the “selling stockholders”) are offering up to 39,648,120 shares of common stock, par value $0.04 per share (the “common stock”), of Contango Oil & Gas Company (the “Company”) issued to the selling stockholders pursuant to a private placement. All of these shares of common stock are being sold by the selling stockholders named in this prospectus, or their respective transferees, pledgees, donees or successors-in-interest. The selling stockholders will receive all proceeds from the sale of the shares of common stock being offered in this prospectus. We will not receive any proceeds from the sale of shares by the selling stockholders. We are required to pay certain offering fees and expenses in connection with the registration of the selling stockholders’ securities and to indemnify the selling stockholders against certain liabilities. For more information related to the selling stockholders, please read “Selling Stockholders.”

This prospectus describes the general manner in which these securities may be offered and sold. If necessary, the specific manner in which these securities may be offered and sold will be described in one or more supplements to this prospectus. Any prospectus supplement may add, update or change information contained in this prospectus. You should carefully read this prospectus, and any applicable prospectus supplement, as well as the documents incorporated by reference herein or therein before you invest in any of our securities.

The selling stockholders may offer and sell our common stock to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. In addition, certain selling stockholders may offer and sell these securities from time to time, together or separately. If the selling stockholders use underwriters, dealers or agents to sell such securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds the selling stockholders expect to receive from that sale will also be set forth in a prospectus supplement.

Our common stock is listed on the NYSE American (“NYSE American”) and trades under the symbol “MCF.” The last reported sale price of our common stock on January 23, 2020, as reported by the NYSE American, was $3.96 per share.

See the section entitled “Risk Factors” beginning on page 4 of this prospectus and any similar section contained in any applicable prospectus supplement to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 23, 2020

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the selling stockholders may, over time, offer and sell the securities described in this prospectus in one or more offerings or resales. This prospectus provides a general description of the securities. Each time any of the selling stockholders sell any of the securities described herein, the selling stockholders may provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. Please carefully read this prospectus, any applicable prospectus supplement and any free-writing prospectus together with the information contained in the documents we refer to under the heading “Where You Can Find More Information.”

We and the selling stockholders have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or incorporated by reference in this prospectus. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information in this prospectus is accurate as of any date other than the date on the cover page of this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the documents incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context requires otherwise, references in this prospectus to “Contango Oil & Gas Company,” the “Company,” the “Registrant,” “we,” “us,” “our” and similar terms refer to Contango Oil & Gas Company and its consolidated subsidiaries.

i

ABOUT CONTANGO OIL & GAS COMPANY

Contango Oil & Gas Company is a Houston, Texas based, independent oil and natural gas company. The Company’s business is to maximize production and cash flow from its offshore properties in the shallow waters of the Gulf of Mexico and onshore Texas, Oklahoma and Wyoming properties and use that cash flow to explore, develop, exploit, increase production from and acquire crude oil and natural gas properties across the United States.

Additional Information

Our principal executive office is located at 717 Texas Avenue, Suite 2900, Houston, Texas 77002 and our telephone number is (713) 236-7400. Our website is located at http://www.contango.com. We make our periodic reports and other information filed with or furnished to the SEC available, free of charge, through our website, as soon as reasonably practicable. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website as part of this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus and the documents incorporated by reference herein may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, as amended. The words and phrases “should”, “will”, “believe”, “plan”, “intend”, “expect”, “anticipate”, “estimate”, “forecast”, “efforts”, “goal” and similar expressions identify forward-looking statements and express our expectations about future events. These forward-looking statements are made subject to certain risks and uncertainties that could cause actual results to differ materially from those stated. Risks and uncertainties that could cause or contribute to such differences include, without limitation, those discussed in the section entitled “Risk Factors” included in our 2018 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 and those factors summarized below:

•	any reduction in our borrowing base from time to time;

•	our ability to successfully develop our undeveloped acreage and realize the benefits associated therewith;

•	our financial position;

•	our business strategy, including execution of any changes in our strategy;

•	meeting our forecasts and budgets;

•	expectations regarding natural gas and oil markets in the United States and our realized prices;

•	volatility in natural gas, natural gas liquids and oil prices, including regional differentials;

•	operational constraints, start-up delays and production shut-ins at both operated and non-operated production platforms, pipelines and natural gas processing facilities;

•	the risks associated with acting as operator of deep high pressure and high temperature wells, including well blowouts and explosions;

•

the risks associated with exploration, including cost overruns and the drilling of non-economic wells or dry holes, especially in prospects in which we have made a large capital commitment relative to the size of our capitalization structure;

•	the timing and successful drilling and completion of natural gas and oil wells;

•	the concentration of drilling in the Southern Delaware Basin, including lower than expected production attributable to down spacing of wells;

•	our ability to generate sufficient cash flow from operations, borrowings or other sources to enable us to fund our operations, satisfy our obligations, and fund our drilling program;

•	the cost and availability of rigs and other materials, services and operating equipment;

•	timely and full receipt of sale proceeds from the sale of our production;

•	our ability to find, acquire, market, develop and produce new natural gas and oil properties;

•	the conditions of the capital markets and our ability to access debt and equity capital markets or other non-bank sources of financing;

•	actions by current and potential sources of capital, including lenders;

•	interest rate volatility;

•	our ability to successfully integrate the businesses, properties and assets we acquire, including those in new areas of operation;

•	our ability to complete strategic dispositions or acquisitions of assets or businesses and realize the benefits of such dispositions or acquisitions;

•	uncertainties in the estimation of proved reserves and in the projection of future rates of production and timing of development expenditures;

•	the need to take impairments on our properties due to lower commodity prices;

•	the ability to post additional collateral for current bonds or comply with new supplemental bonding requirements imposed by the Bureau of Ocean Energy Management;

•	operating hazards attendant to the natural gas and oil business including weather, environmental risks, accidental spills, blowouts and pipeline ruptures, and other risks;

•	downhole drilling and completion risks that are generally not recoverable from third parties or insurance;

•	potential mechanical failure or under-performance of significant wells, production facilities, processing plants or pipeline mishaps;

•	actions or inactions of third-party operators of our properties;

•	actions or inactions of third-party operators of pipelines or processing facilities;

•	the ability to retain key members of senior management and key technical employees and to find and retain skilled personnel;

•	strength and financial resources of competitors;

•	federal and state legislative and regulatory developments and approvals (including additional taxes and changes in environmental regulations);

•	worldwide economic conditions;

•	the ability to construct and operate infrastructure, including pipeline and production facilities;

•	the continued compliance by us with various pipeline and gas processing plant specifications for the gas and condensate produced by us;

•	operating costs, production rates and ultimate reserve recoveries of our natural gas and oil discoveries;

•	expanded rigorous monitoring and testing requirements;

•	the ability to obtain adequate insurance coverage on commercially reasonable terms;

•	the limited trading volume of our common stock and general market volatility; and

•	the volatility of our common stock and the risk we are not able to comply with NYSE American listing standards.

Any of these factors and other factors described in this prospectus and the documents incorporated by reference herein could cause our actual results to differ materially from the results implied by these or any other forward-looking statements made by us or on our behalf. Although we believe our estimates and assumptions to be reasonable when made, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. Our assumptions about future events may prove to be inaccurate. We caution you that the forward-looking statements contained in this prospectus and the documents incorporated by reference herein are not guarantees of future performance, and we cannot assure you that those statements will be realized or the forward-looking events and circumstances will occur. You should not place undue reliance on forward-looking statements in this prospectus and the documents incorporated by reference herein as they speak only as of the date thereof.

We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

Except as required by law, we undertake no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances occurring after the date of this prospectus and the documents incorporated by reference herein or to reflect the occurrence of unanticipated events.

RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth under the caption “Risk Factors” in any applicable prospectus supplement, as well as information included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K as incorporated herein by reference. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus, any prospectus supplement or in any document incorporated by reference herein or therein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business.

USE OF PROCEEDS

We will not receive any proceeds from the sale by selling stockholders of our common stock. We are required to pay certain offering fees and expenses in connection with the registration of the selling stockholders’ securities and to indemnify the selling stockholders against certain liabilities.

SELLING STOCKHOLDERS

This prospectus relates to 39,648,120 shares of our common stock, which were issued (i) upon conversion of 789,474 shares of the Company’s Series A Contingent Convertible Preferred Stock, par value $0.04 per share (the “Series A Preferred Stock”), which was issued in a private placement that closed on September 17, 2019, (ii) upon conversion of 1,102,838 shares of the Company’s Series B Contingent Convertible Preferred Stock, par value $0.04 per share (the “Series B Preferred Stock”), which was issued in a private placement that closed on November 1, 2019, (iii) in the Company’s private placement of 19,000,000 shares of common stock that closed on December 23, 2019; and (iv) in connection with the entry by the Company of a Joint Development Agreement, dated December 19, 2019, with Juneau Oil & Gas, LLC, pursuant to which the Company issued 1,725,000 shares of common stock to Juneau Oil & Gas, LLC. The 789,474 shares of Series A Preferred Stock and 1,102,838 shares of Series B Preferred Stock automatically converted to 7,894,740 and 11,028,380 shares of common stock, respectively, following the increase in the Company’s authorized shares of common stock from 100,000,000 shares to 200,000,000 shares on December 12, 2019.

The information contained in the table below in respect of the selling stockholders (including the number of shares of common stock beneficially owned and the number of shares of common stock offered) has been obtained from the selling stockholders and has not been independently verified by us. We may supplement this prospectus from time to time in the future to update or change this list of selling stockholders and the number of shares of common stock that may be offered and sold by them. The registration for resale of the shares of common stock does not necessarily mean that the selling stockholders will sell all or any of these shares. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, shares of common stock in transactions exempt from the registration requirements of the Securities Act, after the date on which they provided the information set forth in the table below.

The information set forth in the following table regarding the beneficial ownership after resale of the shares of common stock is based upon the assumption that the selling stockholders will sell all of the shares of common stock beneficially owned by them that are covered by this prospectus. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of common stock and the right to acquire such voting or investment power within 60 days through the exercise of any option, warrant or other right. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to the shares of common stock beneficially owned by them. Except as described in the footnotes to the following table, none of the persons named in the table has held any position or office or had any other material relationship with us or our affiliates during the three years prior to the date of this prospectus. The inclusion of any shares of common stock in this table does not constitute an admission of beneficial ownership for the person named below.

As of January 14, 2020, there were 129,113,558 shares of our common stock issued and outstanding.

	Shares of Common Stock beneficially owned prior to the offering		Shares of Common Stock to be offered	Shares of Common Stock beneficially owned after the offering
Name of selling stockholder	Number	Percentage		Number	Percentage
John C. Goff (1)(2)	35,196,160	27.260%	11,435,620	23,670,540	18.333%
Brookline SPV LLC (3)	2,000,000	1.549%	2,000,000	—	—
Global Undervalued Securities Master Fund, L.P. (4)	2,945,652	2.281%	1,500,000	1,445,652	1.120%
BAMCAP Partners II LP (5)	3,400,000	2.633%	1,000,000	2,400,000	1.859%
MJMP Family LP (6)	1,225,000	*	1,225,000	—	—
Schnitzer Interests, Ltd. (7)	1,800,000	1.394%	1,800,000	—	—
Jonathan Schnitzer	30,000	*	30,000	—	—
J. Luther King, Jr. (8)	5,590,594	4.330%	1,000,000	5,550,594	4.299%
CVI Investments, Inc. (9)	700,000	*	700,000	—	—
2008 Kennedy Family Trust (10)	3,755,107	2.908%	600,000	3,155,107	2.444%
DWS Investment Management Americas, Inc. (11)	5,031,711	3.897%	800,000	4,231,711	3.278%
Red Oak Associates LP (12)	1,600,000	1.239%	700,000	900,000	*
CG Partners, LLC (13)	290,000	*	290,000	—	—

	Shares of Common Stock beneficially owned prior to the offering		Shares of Common Stock to be offered	Shares of Common Stock beneficially owned after the offering
Name of selling stockholder	Number	Percentage		Number	Percentage
Darren Blanton	250,000	*	250,000	—	—
D.R. Stephens Separate Property Trust (14)	450,000	*	325,000	125,000	*
Michael Lindley	1,775,000	1.375%	425,000	1,350,000	1.046%
Cody Donnan	175,000	*	175,000	—	—
Hudson Bay Master Fund Ltd (15)	200,000	*	200,000	—	—
David Wesson	1,444,100	1.118%	250,000	1,194,100	*
John Hunter Kearney	150,000	*	150,000	—	—
Richard Perry	295,000	*	165,000	130,000	*
Greg Buchholz	405,000	*	105,000	300,000	*
Gregg M. Anigian (16)	345,000	*	245,000	100,000	*
Robert J. Raymond	180,000	*	180,000	—	—
Fertitta, Jason	100,000	*	100,000	—	—
Honari Partners (17)	75,000	*	75,000	—	—
Stephen Baker Kearney	75,000	*	75,000	—	—
Louis B. Cushman	50,000	*	50,000	—	—
ACB Holdings LP (18)	20,000	*	20,000	—	—
Jack E. Jensen and Allison J. Jensen (19)	65,000	*	65,000	—	—
Jack Jensen 2012 Dynasty Trust FBO Justin Jensen (20)	20,000	*	20,000	—	—
Jack Jensen 2012 Dynasty Trust FBO Kristin Jensen (21)	20,000	*	20,000	—	—
Sean M. Maher	7,500	*	7,500	—	—
Alexandra Nakfoor	25,000	*	25,000	—	—
Alexandra and James M. Nakfoor (22)	600,000	*	100,000	500,000	*
James M. Nakfoor	150,000	*	100,000	50,000	*
Donna Peak	245,338	*	80,000	165,338	*
Kenneth R. Peak Marital Trust (23)	222,900	*	80,000	142,900	*
Janis G. Priest	320,000	*	95,000	225,000	*
Skyline Capital Fund LP (24)	305,000	*	300,000	5,000	*
Michael Starcher	40,000	*	40,000	—	—
James E. Thorp	280,000	*	80,000	200,000	*
Tonga Partners, LP (25)	300,592	*	300,592	—	—
Tristan Partners, LP (25)	389,285	*	389,285	—	—
Tristan Offshore Fund, Ltd. (25)	190,842	*	190,842	—	—
Cuttyhunk Master Portfolio (25)	69,281	*	69,281	—	—
T. Rowe Price New Era Fund, Inc. (26)	3,005,227	2.328%	3,005,227	—	—
T. Rowe Price Real Assets Fund, Inc. (26)	780,917	*	780,917	—	—
T. Rowe Price Real Assets Trust I (26)	448,637	*	448,637	—	—
Advanced Series Trust - AST T. Rowe Price Natural Resources Portfolio (26)	348,301	*	348,301	—	—
Shriners Hospital for Children (26)	122,865	*	122,865	—	—
T. Rowe Price Small-Cap Value Fund, Inc. (26)	4,116,371	3.188%	4,116,371	—	—
T. Rowe Price U.S. Small-Cap Value Equity Trust (26)	1,053,757	*	1,053,757	—	—
T. Rowe Price U.S. Equities Trust (26)	83,489	*	81,099	2,390	*
MassMutual Select Funds - MassMutual Select T. Rowe Price Small and Mid Cap Blend Fund (26)	42,826	*	42,826	—	—
William Ward and Pamela Wilmore Sengelmann (27)	40,000	*	20,000	20,000	*
George M. Young Jr.	1,070,000	*	70,000	1,000,000	*
Juneau Oil & Gas, LLC (28)	1,725,000	1.336%	1,725,000	—	—

*	Represents less than 1%.

(1)	The selling stockholders are entities affiliated with John C. Goff, current Chairman of the board of directors of the Company.
(2)

Includes 10,846,008, shares of common stock held by John C. Goff 2010 Family Trust (the “Goff Family Trust”), 10,144,020 shares of common stock held by Goff MCF Partners, LP (“Goff MCF”), 7,832,710 shares of common stock held by JCG 2016 Holdings, LP (“Holdings”), 3,571,786 shares of common stock held by John C. Goff through his SEP IRA, 2,612,664 shares of common stock held by Goff Family Investments, LP (“Goff Investments”), 172,890 shares of common stock held by Kulik Partners, LP (“Kulik”) and 16,082 shares of common stock held by John C. Goff as compensation for his services as a director of the Company. As general partner of Goff Investments, Goff Capital, Inc. (“Goff Capital”) may be deemed to have the power or shared power to vote or direct the vote of and the power or shared power to dispose or direct the disposition of the 2,612,664 shares of common stock directly held by Goff Investments. As managing member of GFS Contango GP, LLC, GFS Management, LLC (“GFS Management”) may be deemed to have the shared power to vote or direct the vote of and the shared power to dispose or direct the disposition of the 10,144,020 shares of common stock directly held by Goff MCF. As managing member of GFS Management, GFS may be deemed to have the shared power to vote or direct the vote of and the shared power to dispose or direct the disposition of the 10,144,020 shares of common stock directly held by Goff MCF. As controlling equity holder of GFS, GFT may be deemed to have the shared power to vote or direct the vote of and the shared power to dispose or direct the disposition of the 10,144,020 shares of common stock held by Goff MCF. As general partner of Kulik, Kulik GP, LLC (“Kulik GP”) may be deemed to have the shared power to vote or direct the vote of and the shared power to dispose or direct the disposition of the 172,890 shares of common stock held by Kulik. As general partner of Holdings, JCG 2016 Management, LLC (“Holdings GP”) may be deemed to have the shared power to vote or direct the vote of and the shared power to dispose or direct the disposition of the 7,832,710 shares of common stock held by Holdings. As managing member of GFT and controlling equity holder of Goff Capital and Holdings GP, Goff Family Trust may be deemed to have the shared power to vote or direct the vote of and the shared power to dispose or direct the disposition of the 31,435,402 shares of common stock directly held by Goff MCF, Holdings, Goff Investments and Goff Family Trust. As Chief Executive Officer of Goff Capital, the manager of Kulik GP and as sole trustee of Goff Family Trust, John C. Goff may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the 35,196,160 shares of common stock directly held by Goff MCF, Holdings, Kulik, Goff Family Trust, Goff Investments and indirectly through a SEP IRA, of which Mr. Goff is the beneficiary.

(3)	Madding King, III is the sole member of Brookline SPV Manager LLC, the manager of Brookline SPV, LLC, and has sole voting and investment power over the shares held by Brookline SPV, LLC.
(4)

John Kleinheinz is the principal of Kleinheinz Capital Partners, Inc., which acts as the investment advisor to Global Undervalued Securities Master Fund, L.P., and has sole voting and investment power with respect to the shares held by Global Undervalued Securities Master Fund L.P.

(5)

Barnes Asset Management LLC is the manager of BAMCAP Partners II GP, the general partner of BAMCAP Partners II LP. H. Doug Barnes, H. Doug Barnes Jr. and Steven Cramer have shared voting and investment power with respect to the shares held by Barnes Asset Management LLC.

(6)	Michael E. Potter is the President of MJMP Inc., the general partner for MJMP Family, LP, and has sole voting and investment power with respect to the shares held by MJMP Family, LP.
(7)

Douglas W. Schnitzer is the President of KDGP LLC, the general partner of Schnitzer Interests, Ltd., and has sole voting and investment power with respect to the shares held by Schnitzer Interests, Ltd.

(8)

Includes 5,275,894 shares of Common Stock held by LKCM Investment Partnership, L.P. (“LIP”), which has sole voting power over such shares, 211,000 shares of Common Stock held by LKCM Investment Partnership II, L.P. (“LIP II”), which has sole voting power over such shares, and 103,700 shares of Common Stock held by J. Luther King, Jr. LKCM Investment Partnership GP, LLC (“LIP GP”) is the general partner of LIP and LIP II. Luther King Capital Management Corporation (“LKCM”) serves as the investment manager for LIP and LIP II. J. Luther King, Jr. is a controlling shareholder of LKCM and the controlling member of LIP GP. LKCM has sole voting power over 5,486,894 shares and J. Luther King, Jr. has sole voting power over 5,590,594 shares. Each of the foregoing persons and entities disclaims beneficial ownership of the shares except to the extent of his or its pecuniary interest therein. 960,000 shares and 40,000 shares offered hereby are held by LIP and LIP2, respectively.

(9)

Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc, may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any beneficial ownership of the shares.

(10)

Katherine Kennedy Reinemund, as the investment agent, and Ann Kennedy, as the trustee, of the 2008 Kennedy Family Trust, have shared voting and investment power with respect to the shares held by the 2008 Kennedy Family Trust.

(11)

DWS Investment Management Americas, Inc. is the managing member of the DWS Small Cap Core Fund, which holds 500,000 shares offered hereby, and DWS Small Cap Growth Fund, which holds 300,000 shares offered hereby, and has sole voting and investment power over the shares.

(12)	Mr. I. Jon Brumley is the sole shareholder of the general partner of Red Oak Associates, L.P. and has sole voting and investment power with respect to the shares held by Red Oak Associates, L.P.
(13)	William D. Griffin and Sands S. Chipman are the managers of CG Partners, LLC and have shared voting and investment power with respect to the shares held by CG Partners, LLC.
(14)	Donald R. Stephens is the trustee of D.R. Stephens Separate Property Trust and has sole voting and investment power with respect to the shares held by D.R. Stephens Separate Property Trust.
(15)

Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities.

(16)

Includes 200,000 shares held by Gregg M. Anigian, which 100,000 of such shares are offered hereby, 100,000 shares held by Gregg M Anigian, MD 401K Profit Sharing, of which Mr. Anigian is the president, and which are offered hereby, and 45,000 shares held by Mr. Anigian and DeeAnn Anigian, which are offered hereby. Mr. Anigian has sole investment and voting power over 300,000 shares and Mr. Anigian and Ms. Anigian have shared investment and voting power over 45,000 shares.

(17)	Sharam Honari is the manager of Honari Partners and has sole voting and investment power with respect to the shares held by Honari Partners.
(18)

Adam Blume and Marvin E. Blume, as members of ACB Holdings Management, LLC, the managing entity of ABC Holdings LP., have shared voting and investment power with respect to the shares held by ABC Holdings LP.

(19)	Jack E. Jensen and Allison J. Jensen have shared voting and investment power over the shares offered hereby.
(20)	Justin Jensen is the trustee of the Jack Jensen 2012 Dynasty Trust FBO Justin Jensen and has sole voting and investment power over the shares.
(21)	Kristin Jensen Kominsky is the trustee of the Jack Jensen 2012 Dynasty Trust FBO Kristin Jensen and has sole voting and investment power over the shares.
(22)	Alexandra and James M. Nakfoor have shared voting and investment power over the shares.
(23)	Donna Peak is the trustee of the Kenneth R. Peak Marital Trust and has sole voting and investment power over the shares.
(24)

Christopher Lyle is the managing partner of Skyline Capital Management LLC, the general partner of Skyline Capital Fund LP, and has sole investment and voting power with respect to the shares held by Skyline Capital Management LLC.

(25)

J. Carlo Cannell is the sole managing member of Cannell Capital LLC, an investment sub-adviser for the Cuttyhunk Master Portfolio and investment advisor to Tonga Partners, L.P., Tristan Partners, L.P. and Tristan Offshore Fund, Ltd., and has sole voting and investment power with respect to the shares offered hereby.

(26)

T. Rowe Price Associates, Inc. (“TRPA”) serves as investment adviser or subadviser, as applicable, with power to direct investments and/or sole power to vote the securities owned by the selling stockholder, as well as securities owned by certain other individual and institutional investors. TRPA may be deemed to be the beneficial owner of all of the shares held by the selling stockholder; however, TRPA expressly disclaims that it is, in fact, the beneficial owner of such securities. TRPA is the wholly-owned subsidiary of T. Rowe

Price Group, Inc., which is a publicly-traded financial services holding company. T. Rowe Price Investment Services, Inc. (“TRPIS”), a registered broker-dealer (and FINRA member), is a subsidiary of T. Rowe Price Associates, Inc. TRPIS was formed primarily for the limited purpose of acting as the principal underwriter and distributor of shares of the funds in the T. Rowe Price fund family. TRPIS does not engage in underwriting or market-making activities involving individual securities.
(27)	William Ward and Pamela Wilmore Sengelmann have shared voting and investment power.
(28)	John Bradley Juneau has sole voting and investment power over the shares.

PLAN OF DISTRIBUTION

As of the date of this prospectus, we have not been advised by the selling stockholders as to any plan of distribution. Distributions of the shares of common stock by the selling stockholders, or by their partners, pledgees, donees (including charitable organizations), transferees or other successors in interest, may from time to time be offered for sale either directly by such individual, or through underwriters, dealers or agents or on any exchange on which the shares of common stock may from time to time be traded, in the over-the-counter market, or in independently negotiated transactions or otherwise. The methods by which the shares of common stock may be sold include:

1.	privately negotiated transactions;

2.	underwritten transactions;

3.	exchange distributions and/or secondary distributions;

4.	sales in the over-the-counter market;

5.	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

6.	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

7.

a block trade (which may involve a cross trade) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

8.	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

9.	short sales;

10.	through the writing of options on the shares, whether or not the options are listed on an options exchange;

11.	through the distribution of the shares by any selling stockholders to its partners, members or stockholders;

12.	a combination of any such methods; and

13.	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares of common stock pursuant to an exemption from regulation pursuant to Rule 144 under the Securities Act, if available, rather than under this prospectus.

Transactions may be effected by the selling stockholders at market prices prevailing at the time of sale or at negotiated prices. The selling stockholders may effect such transactions by selling the securities to underwriters or through broker-dealers, and such underwriters or broker-dealers may receive compensation in the form of discounts or commissions from the selling stockholders and may receive commissions from the purchasers of the securities for whom they may act as agent. The selling stockholders may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the shares of common stock against certain liabilities, including liabilities arising under the Securities Act. We have agreed to register the shares of common stock for sale under the Securities Act and to indemnify the selling stockholders and each person who participates as an underwriter in the offering of the shares of common stock against certain civil liabilities, including certain liabilities under the Securities Act.

In connection with sales of the securities under this prospectus, the selling stockholders may enter into hedging transactions with broker-dealers, who may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders also may sell securities short and deliver them to close their short positions, or loan or pledge the securities to broker-dealers that in turn may sell them.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424 or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders and any underwriters, dealers or agents that participate in distribution of the securities may be deemed to be underwriters, and any profit on sale of the securities by them and any discounts, commissions or concessions received by any underwriter, dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

There can be no assurances that the selling stockholders will sell any or all of the securities offered under this prospectus.

DESCRIPTION OF CAPITAL STOCK

Authorized and Outstanding Stock

We have authorized 205,000,000 shares of capital stock, consisting of 200,000,000 shares of common stock and 5,000,000 shares of preferred stock. As of January 14, 2020, we had: (i) 226 holders of record of common stock and 129,113,558 shares of common stock outstanding; (ii) no shares of Series A Contingent Convertible Preferred Stock, par value $0.04 (“Series A Preferred Stock”) outstanding; (iii) no Series B Contingent Convertible Preferred Stock, par value $0.04 (“Series B Preferred Stock”) outstanding; and (iv) eight holders of record of Series C Contingent Convertible Preferred Stock, par value $0.04 (“Series C Preferred Stock”), and 2,700,000 shares of Series C Preferred Stock outstanding.

Common Stock

Holders of common stock are entitled to one vote per share with respect to each matter presented to our stockholders on which the holders of common stock are entitled to vote. Unless specified in our Amended and Restated Certificate of Formation (including any certificate of designation of preferred stock) or the bylaws of the Company, or as required by applicable provisions of the Texas Business Organizations Code (the “TBOC”) or applicable stock exchange rules, the affirmative vote of the holders of a majority of the voting power of the outstanding shares of the Company entitled to vote on a matter is required to approve any such matter voted on by the Company’s stockholders.

In the event of a liquidation, dissolution or winding up of the Company, the holders of the common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. No share of common stock affords any preemptive rights or is convertible, redeemable, assessable or entitled to the benefits of any sinking or repurchase fund. Holders of common stock are entitled to receive dividends from the Company when, as and if declared by the board of directors of the Company (the “Board”).

Preferred Stock

Our Amended and Restated Certificate of Formation authorizes 5,000,000 shares of preferred stock and provides that shares of preferred stock may be issued from time to time in one or more series. Our Board is expressly granted authority to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board providing for the issue of such series and as may be permitted by the TBOC. Our Board is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have antitakeover effects. The ability of our Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. No shares of preferred stock are being issued or registered in this offering.

Series A Preferred Stock

On September 17, 2019, the Company issued 789,474 shares of Series A Preferred Stock. The Series A Preferred Stock ranked equal to the Common Stock, the Series B Preferred Stock and the Series C Preferred Stock with respect to dividend rights and rights upon liquidation. The Series A Preferred Stock was entitled to vote on an as-converted basis on all matters submitted to a vote of the Company’s shareholders, with voting rights of the Series A Preferred Stock equal to 19.99% of the Common Stock outstanding prior to the closing of the Company’s public offering of common stock on September 17, 2019.

On December 12, 2019, 789,474 shares of Series A Preferred Stock automatically converted into 7,894,740 shares of common stock (the “Series A Conversion”) and, upon the Series A Conversion, such outstanding shares of Series A Preferred Stock were cancelled.

Series B Preferred Stock

On November 1, 2019, the Company issued 1,102,838 shares of Series B Preferred Stock. The Series B Preferred Stock ranked equal to the common stock, the Series A Preferred Stock and the Series C Preferred Stock with respect to dividend rights and rights upon liquidation. The Series B Preferred Stock was entitled to vote on an as-converted basis on all matters submitted to a vote of the Company’s shareholders.

On December 12, 2019, 1,102,838 shares of Series B Preferred Stock automatically converted into 11,028,380 shares of common stock (the “Series B Conversion”) and, upon the Series B Conversion, such outstanding shares of Series B Preferred Stock were cancelled.

Series C Preferred Stock

On December 23, 2019, the Company issued 2,700,000 shares of Series C Preferred Stock. The Series C Preferred Stock ranks equal to the common stock, the Series A Preferred Stock and the Series B Preferred Stock with respect to dividend rights and rights upon liquidation. The Series C Preferred Stock has no voting rights.

No dividends shall accrue or be payable on the Series C Preferred Stock until December 23, 2020. Holders of the Series C Preferred Stock are entitled to receive, when and as declared by the Board and declared by the Company, cash dividends of ten percent (10%) of the $2.50 original issue price per annum on each outstanding share of Series C Preferred Stock. Such dividends shall accrue from December 23, 2020, and shall cease to accrue on the date immediately preceding the date of the Series C Conversion (as defined below). Following such date, subject to compliance with the Company’s credit agreement, dividends shall be payable quarterly in cash on March 31, June 30, September 30 and December 31 of each year, beginning December 31, 2020, when, as and if declared by the Board, until the time of the Series C Conversion; provided, however, when there are no shares of Series C Preferred Stock outstanding, no dividends, including any dividends which have accrued, shall be payable to the holders of the shares of Series C Preferred Stock or the holders of the shares of common stock into which the shares of Series C Preferred Stock convert.

Each of the holders of the Series C Preferred Stock has agreed to restrictions on its ability to dispose of shares of Series C Preferred Stock without the prior written consent of the Company until six months from December 23, 2020. Upon shareholder approval, each share of Series C Preferred Stock will automatically convert into one common share (the “Series C Conversion”) and, upon the Series C Conversion, the outstanding shares of Series C Preferred Stock will be cancelled.

Dividends

Holders of common stock are entitled to such dividends as may be declared by the board of directors out of funds legally available. Therefore, any decision to pay future dividends on our common stock will be at the discretion of our board of directors and will depend upon our financial condition, results of operations, capital requirements and other factors our board of directors may deem relevant. We do not anticipate paying any cash dividends on our common stock in the foreseeable future, as we currently intend to retain all future earnings to fund the development and growth of our business. Our credit facility currently restricts our ability to pay cash dividends on our common stock, and we may also enter into credit agreements or other borrowing arrangements in the future that restrict or limit our ability to pay cash dividends on our common stock.

No dividends shall accrue or be payable on the Series C Preferred Stock until December 23, 2020. Holders of the Series C Preferred Stock are entitled to receive, when and as declared by the Board and declared by the

Company, cash dividends of ten percent (10%) of the $2.50 original issue price per annum on each outstanding share of Series C Preferred Stock. Such dividends shall accrue from December 23, 2020, and shall cease to accrue on the date immediately preceding the date of the Series C Conversion (as defined below). Following such date, subject to compliance with the Company’s credit agreement, dividends shall be payable quarterly in cash on March 31, June 30, September 30 and December 31 of each year, beginning December 31, 2020, when, as and if declared by the Board, until the time of the Series C Conversion; provided, however, when there are no shares of Series C Preferred Stock outstanding, no dividends, including any dividends which have accrued, shall be payable to the holders of the shares of Series C Preferred Stock or the holders of the shares of common stock into which the shares of Series C Preferred Stock convert.

Election of Directors

Our Board consists of one class of six directors. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Registration Rights

On (i) September 17, 2019, in connection with the issuance of the Series A Preferred Stock, the Company entered into a Registration Rights Agreement (the “Series A Registration Rights Agreement”) with the selling stockholders thereunder relating to the registration of the common stock issuable upon conversion of the Series A Preferred Stock (the “Series A Registrable Securities”); (ii) November 1, 2019, in connection with the issuance of the Series B Preferred Stock, the Company entered into a Registration Rights Agreement (the “Series B Registration Rights Agreement”) with the selling stockholders thereunder relating to the registration of the common stock issuable upon conversion of the Series B Preferred Stock (the “Series B Registrable Securities”); and (iii) December 23, 2019, in connection with the closing of the Company’s private placement of 19,000,000 shares of common stock, the Company entered into a Registration Rights Agreement (the “Common Stock Registration Rights Agreement” and together with the Series A Registration Rights Agreement and the Series B Registration Rights Agreement, the “Registration Rights Agreements”) with the selling stockholders thereunder relating to the registration of such shares of common stock (the “Common Stock Registrable Securities” and together with the Series A Registrable Securities and Series B Registrable Securities, the “Registrable Securities”).

The filing of this prospectus is pursuant to our obligations under the Registration Rights Agreements. We will bear all expenses incurred in connection with the registration of the Registrable Securities. The Registration Rights Agreements also include customary provisions regarding indemnification and contribution.

On December 23, 2019, in connection with the issuance of the Series C Preferred Stock, the Company entered into a Registration Rights Agreement (the “Series C Registration Rights Agreement”) with the selling stockholders thereunder relating to the registration of the common stock issuable upon conversion of the Series C Preferred Stock (the “Series C Registrable Securities”). We will bear all expenses incurred in connection with the registration of the Series C Registrable Securities. The Series C Registration Rights Agreement also includes customary provisions regarding indemnification and contribution.

Anti-Takeover Effects of Our Certificate of Formation and Bylaws

Texas Anti-Takeover Law

Pursuant to its governing documents, the Company has opted out of Texas statutory equivalent of DGCL Section 203 (the “Texas Anti-takeover Statute”); however, the Company’s bylaws incorporate anti-takeover provisions (the “Bylaw Anti-takeover Provisions”) that are based on the Texas Anti-takeover Statute. These Bylaw Anti-takeover Provisions give the Company flexibility to engage in certain beneficial transactions with any of its shareholder while still providing the appropriate level of anti-takeover protections for a corporation of the Company’s size and shareholder base. Specifically, the Bylaw Anti-takeover Provisions include substantially the same restrictions that are provided for under the Texas Anti-takeover Statute, provided that those restrictions do not apply to (i) Goff at any time that he owns less than 23% of the Company’s outstanding shares (or such higher ownership threshold as may be approved by the Board in advance) or (ii) a transaction between the Company and any person that holds more than 20% of the Company’s outstanding shares if such transaction is approved in advance by (A) a majority of the continuing and unaffiliated directors of the Company and (B) holders of a majority of the Company’s outstanding shares.

Authorized but Unissued Capital Stock

The listing requirements of the NYSE American, which would apply so long as the common stock remains listed on the NYSE American, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. Authorized shares may be issued for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of common stock then outstanding; or

•	average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Transfer Agent

The transfer agent for our common stock, Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock is Continental Stock Transfer & Trust Company, LLC.

Listing

Our common stock is listed on the NYSE American and trades under the symbol “MCF.”

LEGAL MATTERS

The validity of the securities described in this prospectus will be passed upon for us by Gibson, Dunn & Crutcher LLP, Houston, Texas. If the securities are being distributed through underwriters or agents, the validity of the securities will be passed upon for the underwriters or agents by counsel identified in the related prospectus supplement. Matters relating to the securities will be passed for the selling stockholders by their own respective counsel.

EXPERTS

The audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting of Contango Oil & Gas Company incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

Certain estimates of proved oil and gas reserves for the Company incorporated by reference herein were based in part upon reports by Netherland, Sewell & Associates, Inc. and William M. Cobb & Associates, Inc., independent petroleum engineering firms. Certain estimates of proved oil and gas reserves for Exaro Energy III, LLC incorporated by reference herein were based in part upon reports by W.D. Von Gonten & Co., an independent petroleum engineering firm. These estimates are included and incorporated herein in reliance on the authority of such firms as experts in such matters.

The consolidated financial statements of White Star Petroleum, LLC as of December 31, 2018 and 2017, and the years then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2018 consolidated financial statements contains an explanatory paragraph that states that White Star Petroleum’s noncompliance with its debt covenants raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy statements and other information about registrants, like us, that have been filed electronically with the SEC. You can access the SEC’s Internet site at http://www.sec.gov. You can also obtain information about us on our website at http://www.contango.com. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus unless specifically so designated and filed with the SEC.

We have filed a registration statement on Form S-3 with the SEC relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s Internet site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless we expressly provide to the contrary):

(1)	Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 18, 2019;

(2)

Quarterly Reports on Form 10-Q for the quarter ended March 31, 2019, filed with the SEC on May 8, 2019, for the quarter ended June  30, 2019, filed with the SEC on August 8, 2019, and for the quarter ended September  30, 2019, filed with the SEC on November 12, 2019;

(3)

Current Reports on Form 8-K filed with the SEC on February 6, 2019; March 26, 2019; April 17, 2019; June 14, 2019; June  18, 2019; September 18, 2019; September 23, 2019; October 1, 2019; October  30, 2019; November 5, 2019; December 16, 2019; and December  24, 2019, and Form 8-K/A filed with the SEC on January 14, 2020 (File No. 001-16317); and

(4)

The description of our common stock which is contained in the Registration Statement on Form 8-A (File No. 001-16317) filed with the SEC on January  16, 2001, as amended by our Current Report on Form 8-K filed on June 14, 2019, and including any amendments or reports we file for purposes of updating that description.

We also incorporate by reference any future filings (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such we expressly provide to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date on which the registration statement that includes this prospectus was initially filed with the SEC (including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) and until all offerings under this shelf registration statement are terminated. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Contango Oil & Gas Company

Attention: Corporate Secretary

717 Texas Avenue, Suite 2900

Houston, Texas 77002

(713) 236-7400